Exhibit 10.27

Memorandum

To:	Nurez Khimji	April 20, 2006

From:	Kevin McLaughlin

Re:	Senior Management Incentive Compensation Plan

In addition to your base salary of C$157,500, we are pleased to offer you the following incentive compensation for the fiscal year ended December 31, 2006.

Your target incentive compensation is C$150,000 (plus a special Implanted Revenue incentive of an additional C$50,000 as listed below) and is based upon the achievement of specific objectives. These targets and the related incentive compensation are divided into three components – quarterly, annual and Implanted Revenue. The quarterly incentive compensation (C$75,000) rewards the achievement of budgeted revenues. The annual incentive compensation (C$75,000) rewards the achievement of specific objectives; and provides an incentive for exceeding budgeted revenues. The Implanted Revenue incentive bonus o(C$50,000) rewards you for the achievement specifically of Implanted Division revenue.

Quarterly Incentive Compensation

Your quarterly incentive compensation is calculated based upon the achievement of year-to-date revenue from all of VeriChip Corporation relative to the December 9, 2005 budget. Your quarterly incentive compensation will be calculated at the end of each fiscal quarter; is earned in the quarter to which it relates; and shall be paid, subject to available cash / stock, within 45 calendar days of the end of each quarter.

The following is the formula for your quarterly incentive compensation calculation:

(Year-to-Date Revenue to the end of the Fiscal Quarter) / (Annual Revenue Budget of $34,852,000) * (Target Incentive Compensation) * (% of Target Incentive Compensation) = Actual Quarterly Incentive Compensation

Specifically for the first quarter of 2006 your actual quarterly incentive compensation is:

US$6,441,000 / US$34,852,000 * C$75,000 * 50% = C$13,861

If year-to-date revenue to the end of any fiscal quarter does not exceed 95% of the year-to-date annual revenue budget no additional incentive compensation shall be paid. Payments of quarterly incentive compensation in the 2nd, 3rd and 4th quarters will be reduced by the actual amount paid in previous quarters. The maximum amount that you can earn during 2006 from this quarterly incentive compensation is C$75,000

Annual Incentive Compensation

Your annual incentive compensation shall be calculated at the end of each fiscal year; is earned in the year to which it relates; and shall be paid within 60 calendar days of the end of the year.

a) Achievement of Specific Objectives

This portion of the annual incentive compensation pays a specific amount for the achievement of each specific objective. Partial payments will be considered extraordinary circumstances.

Specific Objectives of Annual Incentive	% of Target Incentive Compensation	Specific Compensation Amount
Achievement of budgeted Canadian revenue of US$28,360,000	6.66%	C$	10,000
Achievement of legacy operations (the former companies – eXI and Instantel) budgeted EBITDA of US$4,182,000	10%	C$	15,000
Completion of VeriChip Initial Public Offering with proceeds in excess of US$25M (Gross)	10%	C$	15,000
Quarterly Financial Statements by 15th of next month	6.66%	C$	10,000
Orderly transition of Accounting functions to Ottawa To be completed by December 31, 2006	10%	C$	15,000
All public filings completed on time	6.66%	C$	10,000
Sub-Total of Annual Incentive Compensation	50%	C$	75,000
Implanted Revenue in excess of US$4,000,000		C$	25,000
Implanted Revenue in excess of US$6,000,000		C$	25,000
Total		C$	125,000

b) Exceeding Budgeted Revenues

This portion of the annual incentive compensation is calculated based upon exceeding annual revenue from legacy operations (the former companies – eXI and Instantel) relative to the December 9, 2005 budget

The following is the formula for this portion of your annual incentive compensation:

[(Actual Annual Revenue) / (Annual Revenue Budget of US$28,360,000) – 1] * (Target Incentive Compensation) * (multiplier of 2) = Actual Annual Incentive Compensation

Assuming that revenues are exceeded by 10% the following would be the calculation for this portion of your Actual Annual Incentive Compensation:

[US$31,196,000 / US$28,360,000 – 1] * C$150,000 * 2 = C$30,000

If Actual Annual Revenue does not exceed the Annual Revenue Budget no incentive compensation shall be paid. There is no maximum for this portion of the annual incentive compensation.

I look forward to working with you to achieve these performance targets.